Exhibit 99.1

Contacts:	Investor Contact:	Media Contact:
	Amedisys, Inc.	Amedisys, Inc.
	Tom Dolan	Jacqueline Chen Valencia
	Senior Vice President, Finance and Treasurer	Senior Vice President – Marketing & Communications
	(225) 292-3391	(225) 299-3688
	tom.dolan@amedisys.com	jacqueline.chen@amedisys.com

AMEDISYS REPORTS SECOND QUARTER FINANCIAL RESULTS

AMEDISYS TO HOST CONFERENCE CALL TODAY AT 10:00 A.M. ET

BATON ROUGE, Louisiana (July 31, 2013) — Amedisys, Inc. (NASDAQ: AMED), a leading home health and hospice company, today reported its financial results for the second quarter ended June 30, 2013.

Three-Month Periods Ended June 30, 2013 and 2012

•

After adding back $5.1 million and $1.4 million ($3.1 million and $0.8 million, net of income tax) or $0.10 and $0.03 per diluted share for exit activity costs, the gain on sale of care centers and legal fees associated with investigations, the following would have been our adjusted results:

•	Net service revenue of $313.1 million compared to $363.1 million in 2012, a decrease of 13.7%.

•	Net income from continuing operations attributable to Amedisys, Inc., of $5.4 million compared to $8.7 million in 2012, a decrease of 38.0%.

•	Net income from continuing operations attributable to Amedisys, Inc. per diluted share of $0.17 compared to $0.29 per diluted share in 2012, a decrease of 41.4%.

•	Earnings before interest, taxes, depreciation and amortization attributable to continuing operations (“EBITDA”) of $19.1 million compared to $26.6 million in 2012, a decrease of 28.3%.

Six-Month Periods Ended June 30, 2013 and 2012

•

After adding back $7.1 million and $5.1 million ($4.3 million and $3.0 million, net of income tax) or $0.14 and $0.10 per diluted share for exit activity costs, the gain on sale of care centers and legal fees associated with investigations, the following would have been our adjusted results:

•	Net service revenue of $639.2 million compared to $719.0 million in 2012, a decrease of 11.1%.

•	Net income from continuing operations attributable to Amedisys, Inc., of $9.8 million compared to $17.7 million in 2012, a decrease of 44.7%.

•	Net income from continuing operations attributable to Amedisys, Inc. per diluted share of $0.31 compared to $0.59 per diluted share in 2012, a decrease of 47.5%.

•	EBITDA of $37.0 million compared to $53.9 million in 2012, a decrease of 31.4%.

William F. Borne, Chief Executive Officer stated, “We are pleased to report adjusted earnings for the second quarter of $0.17 per share, an improvement of $0.03 sequentially. Despite a $0.09 negative impact from sequestration and continued lower volumes, reductions in operating expenses led to the improved results. We continue to make progress on numerous strategic initiatives focused on growth, increasing efficiency and continued improvement in patient outcomes.”

2013 Guidance

•	Net service revenue is anticipated to be in the range of $1.240 billion to $1.280 billion.

•	Diluted earnings per share is expected to be in the range of $0.45 to $0.55 based on an estimated 31.5 million shares outstanding.

This guidance excludes any one-time costs associated with our announced market exit activity or corporate expense initiatives. Our guidance includes an estimate of legal costs associated with our on-going government investigations.

We urge caution in considering the current trends and 2013 guidance disclosed in this press release. The home health and hospice industry is highly competitive and subject to intensive regulations, and trends and guidance are subject to numerous factors, risks, and uncertainties, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com. We disclaim any obligations to update disclosed information on trends.

*	See page 8 for the reconciliations of non-GAAP financial measures

Earnings Call and Webcast Information

To participate in the conference call, please call a few minutes before 10:00 a.m. ET on Wednesday, July 31, 2013, to either (877) 512-9171 (Toll free) or (815) 573-0979 (Toll), use conference ID #22419959. A replay of the conference call will be available through August 7, 2013. The replay dial in number is (855) 859-2056 (Toll free) or (404) 537-3406 (Toll), use conference ID #22419959.

The call will also be available through our website and for seven days thereafter at the following web address: http://investors.amedisys.com.

We are headquartered in Baton Rouge, Louisiana. Our common stock trades on the NASDAQ Global Select Market under the symbol “AMED.”

Additional information

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We also use our website to expedite public access to time-critical information regarding our company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, our ability to divest care centers currently held for sale, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and State governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, changes in or developments with respect to any litigation or investigations relating to the Company, including the SEC investigation and the U.S. Department of Justice Civil Investigative Demand and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures as defined under SEC rules: EBITDA, defined as net income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense and depreciation and amortization, adjusted EBITDA, defined as EBITDA plus exit activity costs, the gain on sale of care centers and legal fees associated with investigations, adjusted net income from continuing operations attributable to Amedisys, Inc., defined as net income from continuing operations attributable to Amedisys, Inc. plus exit activity costs, the gain on sale of care centers and legal fees associated with investigations, and adjusted net income from continuing operations attributable to Amedisys, Inc. per diluted share, defined as net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share plus the earnings per share effect of exit activity costs, the gain on sale of care centers and legal fees associated with investigations. In accordance with SEC rules, we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measures under GAAP. Management believes that these are useful gauges of our performance and are common measures used in our industry to assess relative financial performance among companies.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED FINANCIAL STATEMENT DATA AND SUPPLEMENTAL INFORMATION

(Amounts in thousands, except share, per share data and statistical information)

(Unaudited)

Balance Sheet Information

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$30,118	$14,545
Patient accounts receivable, net of allowance for doubtful accounts of $17,610 and $20,994	124,766	169,172
Prepaid expenses	13,369	10,631
Other current assets	12,006	11,440
Assets held for sale	1,550	—

Total current assets	181,809	205,788
Property and equipment, net of accumulated depreciation of $120,012, and $113,154	156,887	156,709
Goodwill	209,260	209,594
Intangible assets, net of accumulated amortization of $24,560 and $23,457	43,109	47,050
Deferred tax asset	85,256	92,804
Other assets, net	23,932	18,650

Total assets	$700,253	$730,595

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$21,658	$29,175
Payroll and employee benefits	76,205	79,341
Accrued expenses	54,175	54,855
Current portion of long-term obligations	35,807	35,807
Current portion of deferred income taxes	3,169	5,609

Total current liabilities	191,014	204,787
Long-term obligations, less current portion	39,000	66,904
Other long-term obligations	5,209	4,671

Total liabilities	235,223	276,362

Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized; 32,973,576 and 31,876,508 share issued; and 32,106,174 and 31,086,619 share outstanding	33	32
Additional paid-in capital	458,475	450,792
Treasury stock at cost, 867,402 and 789,889 shares of common stock	(18,056)	(17,116)
Accumulated other comprehensive income	15	15
Retained earnings	23,136	18,617

Total Amedisys, Inc. stockholders’ equity	463,603	452,340
Noncontrolling interests	1,427	1,893

Total equity	465,030	454,233

Total liabilities and equity	$700,253	$730,595

Income Statement Information

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Net service revenue	$313,148	$363,068	$639,201	$719,056
Cost of service, excluding depreciation and amortization	176,077	202,586	360,233	401,637
General and administrative expenses:
Salaries and benefits	74,601	82,983	154,043	166,270
Non-cash compensation	1,224	2,298	3,280	4,780
Other	41,121	45,632	82,739	88,240
Provision for doubtful accounts	4,658	4,534	8,502	10,217
Depreciation and amortization	11,674	9,678	21,621	19,515

Operating expenses	309,355	347,711	630,418	690,659

Operating income	3,793	15,357	8,783	28,397
Other (expense) income:
Interest income	11	28	22	42
Interest expense	(730)	(2,002)	(1,836)	(4,076)
Equity in earnings from equity investments	337	396	700	701
Gain on sale of care centers	357	—	357	—
Miscellaneous, net	136	(126)	196	309

Total other expense, net	111	(1,704)	(561)	(3,024)

Income before income taxes	3,904	13,653	8,222	25,373
Income tax expense	(1,566)	(5,666)	(3,260)	(10,530)

Income from continuing operations	2,338	7,987	4,962	14,843
Discontinued operations, net of tax	(490)	(21)	(982)	(1,414)

Net income	1,848	7,966	3,980	13,429
Net (income) loss attributable to noncontrolling interests	(7)	(84)	539	(127)

Net income attributable to Amedisys, Inc.	$1,841	$7,882	$4,519	$13,302

Basic earnings per common share:
Income from continuing operations attributable to Amedisys, Inc. common stockholders	$0.07	$0.26	$0.18	$0.50
Discontinued operations, net of tax	(0.01)	—	(0.03)	(0.05)

Net income attributable to Amedisys, Inc. common stockholders	$0.06	$0.26	$0.15	$0.45

Weighted average shares outstanding	31,160	29,780	30,900	29,584

Diluted earnings per common share:
Income from continuing operations attributable to Amedisys, Inc. common stockholders	$0.07	$0.26	$0.17	$0.49
Discontinued operations, net of tax	(0.01)	—	(0.03)	(0.05)

Net income attributable to Amedisys, Inc. common stockholders	$0.06	$0.26	$0.14	$0.44

Weighted average shares outstanding	31,489	30,026	31,298	29,903

Amounts attributable to Amedisys, Inc. common stockholders:
Income from continuing operations	$2,331	$7,903	$5,501	$14,716
Discontinued operations, net of tax	(490)	(21)	(982)	(1,414)

Net income	$1,841	$7,882	$4,519	$13,302

Cash Flow and Days Revenue Outstanding, Net Information

	For the Three-Month Periods ended June 30,		For the Six-Month Periods ended June 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$33,561	$21,178	$65,977	$32,105
Net cash used in investing activities	(7,390)	(17,878)	(24,215)	(27,931)
Net cash used in financing activities	(3,074)	(7,432)	(26,189)	(15,020)

Net increase (decrease) in cash and cash equivalents	23,097	(4,132)	15,573	(10,846)
Cash and cash equivalents at beginning of period	7,021	41,290	14,545	48,004

Cash and cash equivalents at end of period	$30,118	$37,158	$30,118	$37,158

Days revenue outstanding, net (1)	33.9	38.0	33.9	38.0

(1)	Our calculation of days revenue outstanding, net at June 30, 2013 and 2012 is derived by dividing our ending patient accounts receivable (i.e., net of estimated revenue adjustments and allowance for doubtful accounts) by our average daily net patient revenue for the three month-period ended June 30, 2013 and 2012, respectively.

Supplemental Information - Home Health

	For the Three-Month Periods Ended June 30,
	2013	2012
Financial Information (in millions):
Medicare	$202.9	$229.4
Non-Medicare	45.7	61.2

Net service revenue	248.6	290.6
Cost of service	142.0	165.3

Gross margin	106.6	125.3
Other operating expenses	81.2	88.8

Operating income	$25.4	$36.5

Key Statistical Data:
Medicare:
Same Store Volume (1)
Revenue	(10%)	(8%)
Admissions	0%	2%
Recertifications	(18%)	(7%)
Total:
Admissions	47,381	48,023
Recertifications	27,331	33,965
Completed Episodes	74,963	79,781
Visits	1,312,222	1,546,329
Average revenue per completed episode (2)	$2,828	$2,879
Visits per completed episode (3)	17.6	19.1
Non-Medicare:
Admissions	18,161	23,047
Recertifications	7,516	10,465
Visits	378,928	523,111
Total:
Cost per Visit	$83.98	$79.86
Visits	1,691,150	2,069,440

	For the Six-Month Periods Ended June 30,
	2013	2012
Financial Information (in millions):
Medicare	$413.9	$460.7
Non-Medicare	94.9	117.7

Net service revenue	508.8	578.4
Cost of service	291.3	328.5

Gross margin	217.5	249.9
Other operating expenses	165.4	181.0

Operating income	$52.1	$68.9

Key Statistical Data:
Medicare:
Same Store Volume (1)
Revenue	(9%)	(8%)
Admissions	1%	0%
Recertifications	(17%)	(6%)
Total:
Admissions	97,047	96,767
Recertifications	55,836	68,328
Completed Episodes	150,362	158,352
Visits	2,671,801	3,099,753
Average revenue per completed episode (2)	$2,801	$2,876
Visits per completed episode (3)	17.5	18.9
Non-Medicare:
Admissions	39,699	45,333
Recertifications	15,707	19,942
Visits	800,086	1,008,690
Total:
Cost per Visit	$83.90	$79.95
Visits	3,471,887	4,108,443

(1)	Medicare revenue, admissions or recertifications volume is the percent increase (decrease) in our Medicare revenue, admissions or recertifications for the period as a percent of the Medicare revenue, admissions or recertifications of the prior period.
(2)	Average Medicare revenue per completed episode is the average Medicare revenue earned for each Medicare completed episode of care which excludes the impact of sequestration.
(3)	Medicare visits per completed episode are the home health Medicare visits on completed episodes divided by the home health Medicare episodes completed during the period.

Supplemental Information - Hospice

	For the Three-Month Periods Ended June 30,
	2013	2012
Financial Information (in millions):
Medicare	$60.8	$68.7
Non-Medicare	3.7	3.8

Net service revenue	64.5	72.5
Cost of service	34.1	37.3

Gross margin	30.4	35.2
Other operating expenses	17.7	18.7

Operating income	$12.7	$16.5

Key Statistical Data:
Same store Medicare revenue growth (1)	(12%)	22%
Hospice Admits	4,600	4,797
Average daily census	4,939	5,402
Revenue per day	$143.63	$147.39
Cost of service per day	$75.40	$75.79
Average length of stay	99	95

	For the Six-Month Periods Ended June 30,
	2013	2012
Financial Information (in millions):
Medicare	$122.9	$132.9
Non-Medicare	7.5	7.7

Net service revenue	130.4	140.6
Cost of service	68.9	73.1

Gross margin	61.5	67.5
Other operating expenses	37.4	36.0

Operating income	$24.1	$31.5

Key Statistical Data:
Same store Medicare revenue growth (1)	(8%)	20%
Hospice Admits	9,528	9,589
Average daily census	4,973	5,248
Revenue per day	$144.84	$147.29
Cost of service per day	$76.30	$76.45
Average length of stay	101	93

(1)	Same store Medicare revenue growth is the percent increase in our Medicare revenue for the period as a percent of the Medicare revenue of the prior period.

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands)

(Unaudited)

Earnings From Continuing Operations Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Net income from continuing operations attributable to Amedisys, Inc.	$2,331	$7,903	$5,501	$14,716
Add:
Provision for income taxes	1,566	5,666	3,260	10,530
Interest expense, net	719	1,974	1,814	4,034
Depreciation and amortization	11,674	9,678	21,621	19,515

EBITDA (1)	$16,290	$25,221	$32,196	$48,795

Add:
Exit activity costs (2)	3,855	—	3,855	—
Gain on sale of care centers	(357)	—	(357)	—
Intangible write-off	(2,286)	—	(2,286)	—
Legal fees (investigations)	1,584	1,406	3,587	5,113

Adjusted EBITDA (3)	$19,086	$26,627	$36,995	$53,908

Adjusted Net Income From Continuing Operations Attributable to Amedisys, Inc.:

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Net income from continuing operations attributable to Amedisys, Inc.	$2,331	$7,903	$5,501	$14,716
Add:
Exit activity costs (2)	2,332	—	2,332	—
Gain on sale of care centers	(216)	—	(216)	—
Legal fees (investigations)	959	823	2,170	2,991

Adjusted net income from continuing operations attributable to Amedisys, Inc. (4)	$5,406	$8,726	$9,787	$17,707

Adjusted Net Income From Continuing Operations Attributable to Amedisys, Inc. per Diluted Share:

	For the Three-Month Periods Ended June 30,		For the Six-Month Periods Ended June 30,
	2013	2012	2013	2012
Net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share	$0.07	$0.26	$0.17	$0.49
Add:
Exit activity costs (2)	0.08	—	0.08	—
Gain on sale of care centers	(0.01)	—	(0.01)	—
Legal fees (investigations)	0.03	0.03	0.07	0.10

Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share (5)	$0.17	$0.29	$0.31	$0.59

(1)	EBITDA is defined as net income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.
(2)	Exit activity costs of $3.8 million ($2.3 million net of tax or $0.08 per diluted share) include charges of $2.3 million in depreciation and amortization expense related to the write-off of intangible assets, $0.8 million in other general and administrative expenses related to lease termination costs and $0.7 million in salaries and benefits related to severance costs during the three-month period ended June 30, 2013.
(3)	Adjusted EBITDA is defined as net income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense, depreciation and amortization plus exit activity costs, the gain on sale of care centers and legal fees associated with investigations. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(4)	Adjusted net income from continuing operations attributable to Amedisys, Inc. is defined as net income from continuing operations attributable to Amedisys, Inc. plus exit activity costs, the gain on sale of care centers, and legal fees associated with investigations. Adjusted net income from continuing operations attributable to Amedisys, Inc. should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net income from continuing operations attributable to Amedisys, Inc. may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.
(5)	Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted earnings from continuing operations per share plus the earnings per share effect of exit activity costs, the gain on sale of care centers and legal fees associated with investigations. Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators or operating performance. This calculation of adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.